Exhibit 99.1

Greenlane Reports Preliminary Second Quarter 2021 Financial Results

Company to Host Q2 2021 Conference call August 17, 2021, at 8:30am ET

BOCA RATON, Fla., July 30, 2021 – Greenlane Holdings, Inc. (“Greenlane” or "the Company”) (Nasdaq: GNLN), a global house of brands and one of the largest sellers of premium cannabis accessories, child-resistant packaging, and specialty vaporization products, today announced preliminary financial results for its second quarter ended June 30, 2021.

Preliminary Estimated and Unaudited Q2 2021 Financial and Other Data:

On a preliminary (unaudited) basis, the Company anticipates:

•	Net sales of approximately $34.5 million
•	Gross margin of 21% to 22%
•	Total cash balance of approximately $11.5 million

Primarily due to headwinds created by uncertainty in our supply chain and lingering impacts of Covid-19, the Company is suspending the illustrative pro forma outlook provided on March 31, 2021, for the calendar year ending December 31, 2021, and expects to reestablish a pro forma outlook at a later date. Greenlane continues to expect the proposed merger with KushCo Holdings to close in the third quarter of 2021, subject to the satisfaction or waiver of all remaining conditions in the agreement, including the receipt of all necessary approvals.

Q2 2021 Conference Call Details:

Greenlane will host a scheduled conference call to discuss the results for its second quarter ended June 30, 2021, on Tuesday, August 17th at 8:30 a.m. Eastern Time. The Company will report its financial results for the second quarter in advance of the call.

DATE:	Tuesday, August 17th, 2021

TIME:	8:30 a.m. Eastern Time

WEBCAST:	Click to access

DIAL-IN NUMBER:	(833) 519-1285

CONFERENCE ID:	2317189

REPLAY:	(855) 859-2056 or (404) 537-3406 Available until 11:30 PM Eastern Time on August 31st 2021

Greenlane’s estimated and unaudited consolidated financial data presented above are preliminary and were prepared by management in good faith based upon internal reporting for the three months ended June 30, 2021. Although Greenlane has not identified any unusual or unique events or trends that occurred during the period which might materially affect these estimates, actual results may still be outside of the ranges provided below. Greenlane’s independent registered public accounting firm, Deloitte & Touche LLP, has not audited, reviewed, compiled or performed any procedures on this preliminary financial data. You should not place undue reliance on this preliminary and estimated financial information and should view this information in the context of Greenlane’s Q2 2021 results when such results are disclosed in Greenlane’s Quarter Report on Form 10-Q for the three months ended June 30, 2021.

About Greenlane Holdings, Inc.

Greenlane Holdings, Inc. (NASDAQ: GNLN) is a global house of brands and one of the largest sellers of premium cannabis accessories, child-resistant packaging, and specialty vaporization products to smoke shops, dispensaries, and specialty retail stores, as well as direct to consumer through its online e-commerce platform, vapor.com. Founded in 2005, Greenlane serves more than 8,000 retail locations and has over 250 employees with operations in United States, Canada, and Europe. With a strong global footprint, Greenlane has been the partner of choice for many of the industry’s leading brands, who chose to leverage its strong distribution platform, unparalleled customer service, and highly efficient operations and logistics to accelerate their growth. Greenlane’s curated portfolio of owned brands includes EYCE, packaging innovator Pollen Gear™, VIBES™ rolling papers, Marley Natural™ Accessories; K.Haring Glass Collection, Aerospaced grinders, and Higher Standards which offers both an upscale product line as well as an innovative retail experiences with flagship stores located in Chelsea Market, New York and Malibu, California.

Forward Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements include, among others: comments relating to the current and future performance of the Company’s business; the pending merger with KushCo; the impacts of acquisitions and other similar transactions; and the Company’s financial outlook and expectations. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2020, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 and the Company's other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Additional information is also set forth in Greenlane's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to Greenlane on the date hereof. Greenlane undertakes no duty to update this information unless required by law.

Media Contact:

MATTIO Communications

Greenlane@mattio.com

Investor Contact:

Rob Kelly

Investor Relations, MATTIO Communications

Greenlane@mattio.com

1-416-992-4539

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